Exhibit 99.1

W. P. Carey Announces Second Quarter 2025 Financial Results

New York, NY – July 29, 2025 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2025.

Financial Highlights

2025 Second Quarter
Net income attributable to W. P. Carey (millions)	$51.2
Diluted earnings per share	$0.23

AFFO (millions)	$282.7
AFFO per diluted share	$1.28

•Raising 2025 AFFO guidance to between $4.87 and $4.95 per diluted share, which is based on anticipated full-year investment volume of between $1.4 billion and $1.8 billion
•Second quarter cash dividend of $0.900 per share, equivalent to an annualized dividend rate of $3.60 per share, representing a 3.4% increase compared to the 2024 second quarter

Real Estate Portfolio
•Investment volume of $1.1 billion completed year to date, including $548.6 million during the second quarter and $227.2 million subsequent to quarter end
•Active capital investments and commitments of $109.5 million scheduled to be completed in 2025
•Gross disposition proceeds of $565.0 million year to date, including $364.2 million during the second quarter and $71.0 million subsequent to quarter end
◦Year-to-date dispositions include 15 self-storage operating properties for $175.0 million, comprising 10 sold during the second quarter and five subsequent to quarter end
•Contractual same-store rent growth of 2.3%

Balance Sheet and Capitalization
•Subsequent to quarter end, issued $400 million of 4.650% Senior Unsecured Notes due 2030

MANAGEMENT COMMENTARY

“As we pass the midpoint of the year, we’ve built considerable momentum across our business, driven by strong investment activity and disciplined execution of our disposition strategy — enabling us to reinvest proceeds at attractive spreads,” said Jason Fox, Chief Executive Officer. “As a result, we’ve raised our outlook for investment volume and increased our AFFO guidance to a range of $4.87 to $4.95 per share, representing 4.5% year-over-year growth at the midpoint.

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 1

“Looking ahead, we’re well positioned for the second half of the year. With a healthy pipeline, strong internal growth, and continued portfolio performance, we remain confident in our ability to deliver sustained AFFO growth and attractive total returns — supported by a well-covered, growing dividend.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Revenues, including reimbursable costs, for the 2025 second quarter totaled $430.8 million, up 10.5% from $389.7 million for the 2024 second quarter.

◦Lease revenues increased primarily due to net investment activity and rent escalations.

◦Income from finance leases and loans receivable increased primarily as a result of net investment activity.

◦Operating property revenues decreased primarily as a result of the sale of one hotel operating property during the 2024 second quarter and the conversion of certain self-storage operating properties to net leases during the 2024 third quarter and 2025 second quarter.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2025 second quarter was $51.2 million, down 64.2% from $142.9 million for the 2024 second quarter, due primarily to a mark-to-market loss recognized on the Company’s shares of Lineage of $69.0 million during the current-year period, higher losses from remeasurement of foreign debt and a higher non-cash allowance for credit loss on finance leases and loans receivable, partially offset by higher gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2025 second quarter was $1.28 per diluted share, up 9.4% from $1.17 per diluted share for the 2024 second quarter, primarily reflecting the accretive impact of net investment activity, rent escalations and leasing activity.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On June 12, 2025, the Company reported that its Board of Directors increased its quarterly cash dividend to $0.900 per share, equivalent to an annualized dividend rate of $3.60 per share, representing a 3.4% increase compared to the 2024 second quarter. The dividend was paid on July 15, 2025 to shareholders of record as of June 30, 2025.

AFFO GUIDANCE

•The Company has raised its guidance range for the 2025 full year, primarily reflecting higher expected investment volume and a lower estimate of potential rent loss from tenant credit events, and currently expects to report AFFO of between $4.87 and $4.95 per diluted share, based on the following key assumptions:

(i)    investment volume of between $1.4 billion and $1.8 billion, which is revised higher;

(ii)    disposition volume of between $900 million and $1.3 billion, which is revised higher;

(iii) total general and administrative expenses of between $99 million and $102 million, which is revised lower;

(iv) property expenses, excluding reimbursable tenant costs, of between $50 million and $54 million, which is revised higher; and

(v) tax expense (on an AFFO basis) of between $42 million and $46 million, which is revised higher.

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 2

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $1.1 billion, including $548.6 million during the 2025 second quarter and $227.2 million subsequent to quarter end.

•The Company currently has six capital investments and commitments totaling $109.5 million scheduled to be completed during 2025.

•During the 2025 second quarter, the Company committed to fund new capital investments and commitments totaling $108.3 million, which are scheduled to be completed in 2027.

Dispositions

~~•~~Year to date, the Company disposed of 61 properties for gross proceeds totaling $565.0 million, including 46 properties during the 2025 second quarter for gross proceeds totaling $364.2 million and six properties subsequent to quarter end for gross proceeds totaling $71.0 million.

•Year to date dispositions include the sale of 15 self-storage operating properties for gross proceeds totaling $175.0 million, including 10 sold during the second quarter for gross proceeds totaling $111.5 million and five sold subsequent to quarter end for gross proceeds totaling $63.5 million.

Contractual Same-Store Rent Growth

•As of June 30, 2025, contractual same-store rent growth was 2.3% year over year, on a constant currency basis.

Composition

•As of June 30, 2025, the Company’s net lease portfolio consisted of 1,600 properties, comprising 178 million square feet leased to 370 tenants, with a weighted-average lease term of 12.1 years and an occupancy rate of 98.2%. In addition, the Company owned 66 self-storage operating properties, four hotel operating properties and two student housing operating properties, totaling approximately 5.5 million square feet.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of June 30, 2025, the Company had total liquidity of $1.7 billion, including approximately $1.3 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), $244.8 million of cash and cash equivalents and $135.2 million of cash held at qualified intermediaries.

Senior Unsecured Notes – Subsequent to Quarter End

•As previously announced, on July 10, 2025, the Company completed an underwritten public offering of $400 million aggregate principal amount of 4.650% Senior Notes due July 15, 2030.

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W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 3

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2025 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 29, 2025, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for Wednesday, July 30, 2025 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, July 30, 2025 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,600 net lease properties covering approximately 178 million square feet and a portfolio of 66 self-storage operating properties as of June 30, 2025. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

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W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding deal volume, portfolio performance and expectations for future AFFO, total returns and dividend growth. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

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W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,627,841	$12,842,869
Land, buildings and improvements — operating properties	1,005,605	1,198,676
Net investments in finance leases and loans receivable	1,063,719	798,259
In-place lease intangible assets and other	2,407,752	2,297,572
Above-market rent intangible assets	679,068	665,495
Investments in real estate	18,783,985	17,802,871
Accumulated depreciation and amortization (a)	(3,503,850)	(3,222,396)
Assets held for sale, net	60,011	—
Net investments in real estate	15,340,146	14,580,475
Equity method investments	311,411	301,115
Cash and cash equivalents	244,831	640,373
Other assets, net	1,115,337	1,045,218
Goodwill	986,472	967,843
Total assets	$17,998,197	$17,535,024

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,540,432	$6,505,907
Unsecured term loans, net	1,199,256	1,075,826
Unsecured revolving credit facility	660,872	55,448
Non-recourse mortgages, net	235,425	401,821
Debt, net	8,635,985	8,039,002
Accounts payable, accrued expenses and other liabilities	654,958	596,994
Below-market rent and other intangible liabilities, net	111,829	119,831
Deferred income taxes	168,184	147,461
Dividends payable	201,909	197,612
Total liabilities	9,772,865	9,100,900

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,978,908 and 218,848,844 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,803,487	11,805,179
Distributions in excess of accumulated earnings	(3,424,094)	(3,203,974)
Deferred compensation obligation	97,002	78,503
Accumulated other comprehensive loss	(264,750)	(250,232)
Total stockholders’ equity	8,211,864	8,429,695
Noncontrolling interests	13,468	4,429
Total equity	8,225,332	8,434,124
Total liabilities and equity	$17,998,197	$17,535,024
________
(a)Includes $2.0 billion and $1.8 billion of accumulated depreciation on buildings and improvements as of June 30, 2025 and December 31, 2024, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of June 30, 2025 and December 31, 2024, respectively.

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Revenues
Real Estate:
Lease revenues	$364,195	$353,768	$324,104
Income from finance leases and loans receivable	20,276	17,458	14,961
Operating property revenues	34,287	33,094	38,715
Other lease-related income	9,643	3,121	9,149
	428,401	407,441	386,929
Investment Management:
Asset management revenue	1,304	1,350	1,686
Other advisory income and reimbursements	1,072	1,067	1,057
	2,376	2,417	2,743
	430,777	409,858	389,672
Operating Expenses
Depreciation and amortization	120,595	129,607	137,481
General and administrative	24,150	26,967	24,168
Reimbursable tenant costs	17,718	17,092	14,004
Operating property expenses	16,721	16,544	18,565
Property expenses, excluding reimbursable tenant costs	13,623	11,706	13,931
Stock-based compensation expense	10,943	9,148	8,903
Impairment charges — real estate	4,349	6,854	15,752
Merger and other expenses	192	556	206
	208,291	218,474	233,010
Other Income and Expenses
Other gains and (losses) (a)	(148,768)	(42,197)	2,504
Interest expense	(71,795)	(68,804)	(65,307)
Gain on sale of real estate, net	52,824	43,777	39,363
Earnings from equity method investments	6,161	5,378	6,636
Non-operating income (b)	3,495	7,910	9,215
	(158,083)	(53,936)	(7,589)
Income before income taxes	64,403	137,448	149,073
Provision for income taxes	(13,091)	(11,632)	(6,219)
Net Income	51,312	125,816	142,854
Net (income) loss attributable to noncontrolling interests	(92)	8	41
Net Income Attributable to W. P. Carey	$51,220	$125,824	$142,895

Basic Earnings Per Share	$0.23	$0.57	$0.65
Diluted Earnings Per Share	$0.23	$0.57	$0.65
Weighted-Average Shares Outstanding
Basic	220,569,259	220,401,156	220,195,910
Diluted	220,874,935	220,720,310	220,214,118

Dividends Declared Per Share	$0.900	$0.890	$0.870
__________
(a)Amount for the three months ended June 30, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $69.0 million, net losses on foreign currency exchange rate movements of $66.4 million and a non-cash allowance for credit losses of $9.9 million.
(b)Amount for the three months ended June 30, 2025 is comprised of a dividend of $2.8 million from our investment in shares of Lineage, interest income on deposits of $1.0 million and realized losses on foreign currency exchange derivatives of $0.4 million.

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2025	2024
Revenues
Real Estate:
Lease revenues	$717,963	$646,355
Income from finance leases and loans receivable	37,734	40,754
Operating property revenues	67,381	75,358
Other lease-related income	12,764	11,304
	835,842	773,771
Investment Management:
Asset management and other revenue	2,654	3,579
Other advisory income and reimbursements	2,139	2,120
	4,793	5,699
	840,635	779,470
Operating Expenses
Depreciation and amortization	250,202	256,249
General and administrative	51,117	52,036
Reimbursable tenant costs	34,810	26,977
Operating property expenses	33,265	36,515
Property expenses, excluding reimbursable tenant costs	25,329	26,104
Stock-based compensation expense	20,091	17,759
Impairment charges — real estate	11,203	15,752
Merger and other expenses	748	4,658
	426,765	436,050
Other Income and Expenses
Other gains and (losses)	(190,965)	16,343
Interest expense	(140,599)	(133,958)
Gain on sale of real estate, net	96,601	54,808
Earnings from equity method investments	11,539	11,500
Non-operating income	11,405	24,720
	(212,019)	(26,587)
Income before income taxes	201,851	316,833
Provision for income taxes	(24,723)	(14,893)
Net Income	177,128	301,940
Net (income) loss attributable to noncontrolling interests	(84)	178
Net Income Attributable to W. P. Carey	$177,044	$302,118

Basic Earnings Per Share	$0.80	$1.37
Diluted Earnings Per Share	$0.80	$1.37
Weighted-Average Shares Outstanding
Basic	220,485,859	220,113,753
Diluted	220,913,225	220,261,525

Dividends Declared Per Share	$1.790	$1.735

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Net income attributable to W. P. Carey	$51,220	$125,824	$142,895
Adjustments:
Depreciation and amortization of real property	119,930	128,937	136,840
Gain on sale of real estate, net	(52,824)	(43,777)	(39,363)
Impairment charges — real estate	4,349	6,854	15,752
Proportionate share of adjustments to earnings from equity method investments (a)	2,231	1,643	3,015
Proportionate share of adjustments for noncontrolling interests (b)	(82)	(78)	(101)
Total adjustments	73,604	93,579	116,143
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	124,824	219,403	259,038
Adjustments:
Other (gains) and losses (d)	148,768	42,197	(2,504)
Straight-line and other leasing and financing adjustments	(15,374)	(19,033)	(15,310)
Stock-based compensation	10,943	9,148	8,903
Above- and below-market rent intangible lease amortization, net	5,061	1,123	5,766
Amortization of deferred financing costs	4,628	4,782	4,555
Tax expense (benefit) – deferred and other	2,820	(782)	(1,392)
Other amortization and non-cash items	579	560	580
Merger and other expenses	192	556	206
Proportionate share of adjustments to earnings from equity method investments (a)	309	(86)	(2,646)
Proportionate share of adjustments for noncontrolling interests (b)	(80)	(48)	(97)
Total adjustments	157,846	38,417	(1,939)
AFFO Attributable to W. P. Carey (c)	$282,670	$257,820	$257,099

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$124,824	$219,403	$259,038
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$0.57	$0.99	$1.18
AFFO attributable to W. P. Carey (c)	$282,670	$257,820	$257,099
AFFO attributable to W. P. Carey per diluted share (c)	$1.28	$1.17	$1.17
Diluted weighted-average shares outstanding	220,874,935	220,720,310	220,214,118

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2025	2024
Net income attributable to W. P. Carey	$177,044	$302,118
Adjustments:
Depreciation and amortization of real property	248,867	254,953
Gain on sale of real estate, net	(96,601)	(54,808)
Impairment charges — real estate	11,203	15,752
Proportionate share of adjustments to earnings from equity method investments (a)	3,874	5,964
Proportionate share of adjustments for noncontrolling interests (b)	(160)	(204)
Total adjustments	167,183	221,657
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	344,227	523,775
Adjustments:
Other (gains) and losses	190,965	(16,343)
Straight-line and other leasing and financing adjustments	(34,407)	(34,863)
Stock-based compensation	20,091	17,759
Amortization of deferred financing costs	9,410	9,143
Above- and below-market rent intangible lease amortization, net	6,184	9,834
Tax expense (benefit) – deferred and other	2,038	(2,765)
Other amortization and non-cash items	1,139	1,159
Merger and other expenses	748	4,658
Proportionate share of adjustments to earnings from equity method investments (a)	223	(3,165)
Proportionate share of adjustments for noncontrolling interests (b)	(128)	(201)
Total adjustments	196,263	(14,784)
AFFO Attributable to W. P. Carey (c)	$540,490	$508,991

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$344,227	$523,775
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$1.56	$2.38
AFFO attributable to W. P. Carey (c)	$540,490	$508,991
AFFO attributable to W. P. Carey per diluted share (c)	$2.45	$2.31
Diluted weighted-average shares outstanding	220,913,225	220,261,525
__________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(c)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(d)Amount for the three months ended June 30, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $69.0 million, net losses on foreign currency exchange rate movements of $66.4 million and a non-cash allowance for credit losses of $9.9 million.

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2025 Earnings Release 8-K – 11